MAPLES GROUP

Our ref SQG/807169-000001/26024152v2

SunCar Technology Group Inc.
Suite 209, No. 656 Lingshi Road
Jing'an District, Shanghai, 200072
People's Republic of China

9 March 2023

SunCar Technology Group Inc.

We have acted as Cayman Islands legal advisers to SunCar Technology Group Inc., a Cayman Islands exempted company (the "**Company**") in connection with the proposed Business Combination (as defined below) contemplated by an Agreement and Plan of Merger, dated as of 23 May 2022, by and among Goldenbridge Acquisition Limited, a British Virgin Islands business company ("**Goldenbridge**"), Auto Services Group Limited, a Cayman Islands exempted company ("**SunCar**"), and other parties, pursuant to which (i) Goldenbridge will reincorporate in the Cayman Islands by merging with and into the Company, which is a wholly-owned subsidiary of Goldenbridge, with the Company surviving as the publicly traded entity (the "**Reincorporation Merger**"); and (ii) one business day after the Reincorporation Merger, SunCar Technology Global Inc., a Cayman Islands exempted company ("**Merger Sub**") and wholly-owned subsidiary of the Company, will be merged with and into SunCar, with SunCar surviving as a wholly-owned subsidiary of the Company (the "**Acquisition Merger**") (collectively, the "**Business Combination**").

The Business Combination and certain other related transactions, including the offering by the Company of up to 80,000,000 shares, including 30,371,434.76 class A ordinary shares of a par value of US$0.0001 each and 49,628,565.24 class B ordinary shares of a par value of US$0.0001 each (collectively, the "**Shares**"), are described in the Registration Statement of SunCar Technology Group Inc. on Form F-4 under the Securities Act of 1933, as amended (the "**Securities Act**"), filed on 18 January 2023 (Registration Number 333-269295) as amended through the date hereof (the "**Registration Statement**").

We are furnishing this opinion as Exhibits 5.1 and 23.3 to the Registration Statement.

1 Documents Reviewed

For the purposes of this opinion letter, we have reviewed only originals, copies or final drafts of the following documents:

1.1 The certificate of incorporation of the Company dated 6 August 2021 and the certificate of incorporation on change of name dated 12 May 2022 issued by the Registrar of Companies in the Cayman Islands.

1.2 The amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 10 May 2022 (the "**Pre-Merger Memorandum and Articles**").

1.3 The form of amended and restated memorandum and articles of association of the Company to be conditionally adopted by a special resolution of the Company and to be effective upon the Effective Date (as defined in the Plan of Merger), a copy of which is attached hereto as Annexure A (the "**Memorandum and Articles**").

1.4 The form of plan of merger with respect to the Merger to be adopted by the Shareholder Resolutions (as defined below), a copy of which is attached hereto as Annexure B (the "**Plan of Merger**").

1.5 The form of written resolutions to be passed by the sole director of the Company, a copy of which is attached hereto as Annexure C (the "**Board Resolutions**").

1.6 The form of written resolutions to be passed by the sole shareholder of the Company, a copy of which is attached hereto as Annexure D (the "**Shareholder Resolutions**").

1.7 A certificate from the sole director of the Company, a copy of which is attached hereto as Annexure E (the "**Director's Certificate**").

1.8 A certificate of good standing dated 8 March 2023, issued by the Registrar of Companies in the Cayman Islands (the "**Certificate of Good Standing**").

1.9 The Registration Statement.

2 Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2 All signatures, initials and seals are genuine.

2.3 The Company will receive money or money's worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value.

3 Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company, with effect upon the Effective Date (as defined in the Plan of Merger), will be US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each, comprising (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each.

3.3 The issue and allotment of the Shares will have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be

legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.4 The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4 Qualifications

The opinions expressed above are subject to the following qualifications:

4.1 To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2 Under the Companies Act (As Revised) of the Cayman Islands (the "**Companies Act**"), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3 In this opinion the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities under U.S. Securities Laws", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Annexure A
Memorandum and Articles

Annexure B
Plan of Merger

Annexure C
Board Resolutions

Annexure D
Shareholder Resolutions

Annexure E
Director's Certificate